                                  EXHIBIT 2.7
                                  -----------

                                FIRST AMENDMENT

                                      TO

           AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION
           ---------------------------------------------------------

     This Amendment is made as of the 24th day of October, 1997 by and among VIALOG Corporation ("VIALOG"), KST Acquisition Corporation (the "VIALOG Merger Subsidiary"), Kendall Square Teleconferencing, Inc. (the "Company") and Courtney Snyder, Paul Ballantine, John Hassett and Dwight Grader (the "Principal Stockholders").

     WHEREAS, VIALOG, the VIALOG Merger Subsidiary, the Company and the Principal Stockholders are parties to that certain Amended and Restated Agreement and Plan of Reorganization dated as of September 30, 1997 (the "Agreement"); and

     WHEREAS, VIALOG, the VIALOG Merger Subsidiary, the Company and the Principal Stockholders amended the Agreement by a First Amendment dated as of October 24, 1997 attached as Exhibit A and desire to replace such amendment with
                             ---------
this amendment;

     NOW THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein and of those contained in the Agreement, VIALOG, the VIALOG Merger Subsidiary, the Company and the Principal Stockholders covenant, agree, represent and warrant as follows:

1.   Terms.  Terms defined in the Agreement are used herein as so defined
     -----
     unless otherwise specifically stated herein.

2.   Amendments.  The Agreement is hereby amended as follows:
     ----------

     (A) Section 1 of the PREAMBLE is amended and shall hereafter read as follows:

          "1. The Company and the VIALOG Merger Subsidiary have agreed to carry out a business combination transaction upon the terms and subject to the conditions of this Agreement and in accordance with the Massachusetts Business Corporation Law (the "BCL") and the General Corporation Law of the State of Delaware (the "DBCL"), pursuant to which the VIALOG Merger Subsidiary will merge with and into the Company (the "Merger") and the Stockholders and other Persons holding equity interests in the Company will convert their holdings into cash and shares of common stock, $.01 par value per share of VIALOG ("VIALOG Stock"), determined in accordance with Section 2.1(a)."

     (B)  Section 1.1(a) is amended and shall hereafter read as follows:

          "(a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the BCL and the DBCL at the Effective Time the VIALOG Merger Subsidiary will be merged with and into the Company. As a result of the Merger, the separate existence of the VIALOG Merger Subsidiary will cease and the Company will continue as the surviving corporation of the Merger (the "Surviving Corporation")."

     (C) All of the terms set forth in the Supplemental Merger Terms attached as Exhibit B are hereby incorporated into the Agreement, for the express
        ---------
     purpose of complying with Sections 78 and 79 of the BCL.

3. Except as specifically amended hereby, all other terms and provisions of the Agreement shall remain in full force and effect.

4. This Amendment shall be binding upon and inure of the benefit of the parties hereto, their successors and assigns.

5. The parties agree that the side letter dated October 9, 1997 attached as Exhibit C is hereby incorporated into the Agreement by reference.
     ---------

6. By signing below, Dwight Grader acknowledges that his signature to the Agreement was offered both individually and as Treasurer of the Company.

     EXECUTED as an instrument under seal as of the date first above written.


KENDALL SQUARE                              VIALOG CORPORATION
TELECONFERENCING, INC.


By:  /s/  Courtney Snyder                   By:  /s/  Glenn D. Bolduc
     ------------------------------              -------------------------------
Name:   Courtney Snyder                     Name:   Glenn D. Bolduc
Title:  President                           Title:  President and Treasurer

KENDALL SQUARE
TELECONFERENCING, INC.


By:  /s/  Dwight Grader
     ------------------------------
Name:   Dwight Grader
Title:  Treasurer

PRINCIPAL STOCKHOLDERS                      KST ACQUISITION CORPORATION


/s/  Courtney Snyder                        By:  /s/  Glenn D. Bolduc
-----------------------------------              -------------------------------
Name:  Courtney Snyder                      Name:  Glenn D. Bolduc
                                            Title:  President and Treasurer

/s/  Paul Ballantine
-----------------------------------
Name:  Paul Ballantine

/s/  John Hassett
-----------------------------------
Name:  John Hassett

/s/  Dwight Grader
-----------------------------------
Name:  Dwight Grader

                                   EXHIBIT A
                                   ---------


                                FIRST AMENDMENT

                                      TO

           AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION
           ---------------------------------------------------------


     This Amendment is made as of the 24th day of October, 1997 by and among VIALOG Corporation ("VIALOG"), KST Acquisition Corporation (the "VIALOG Merger Subsidiary"), Kendall Square Teleconferencing, Inc. (the "Company") and Courtney Snyder, Paul Ballantine, John Hassett and Dwight Grader (the "Principal Stockholders").

     WHEREAS, VIALOG, the VIALOG Merger Subsidiary, the Company and the Principal Stockholders are parties to that certain Amended Agreement and Plan of Reorganization dated September 30, 1997 (the "Agreement"); and

     WHEREAS, VIALOG, the VIALOG Merger Subsidiary, the Company and the Principal Stockholders desire to amend the Agreement.

     NOW THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein and of those contained in the Agreement, VIALOG, the VIALOG Merger Subsidiary, the Company and the Principal Stockholders covenant, agree, represent and warrant as follows:

7.   Terms.  Terms defined in the Agreement are used herein as so defined
     -----
unless otherwise specifically stated herein.

8.   Amendments.  The Agreement is hereby amended as follows:
     ----------

     (A) Section 1 of the PREAMBLE is amended and shall hereafter read as follows:

     "1. The Company and the VIALOG Merger Subsidiary have agreed to carry out a business combination transaction upon the terms and subject to the conditions of this Agreement and in accordance with the Connecticut Business Corporation Act (the "BCA") and the General Corporation Law of the State of Delaware (the "DBCL"), pursuant to which the VIALOG Merger Subsidiary will merge with and into the Company (the "Merger") and the Stockholders and other Persons holding equity interests in the Company will convert their holdings into cash and shares of common stock, $.01 par value per share of VIALOG ("VIALOG Stock"), determined in accordance with Section 2.1(a)."

     (B)  Section 1.1(a) is amended and shall hereafter read as follows:

          "(a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the BCA and the DBCL at the Effective Time the VIALOG Merger Subsidiary will be merged with and into the Company. As a result of the Merger, the separate existence of the VIALOG Merger Subsidiary will cease and the Company will continue as the surviving corporation of the Merger (the "Surviving Corporation")."

9. Except as specifically amended hereby, all other terms and provisions of the Agreement shall remain in full force and effect.

10. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

     EXECUTED as an instrument under seal as of the date first above written.


KENDALL SQUARE                              VIALOG CORPORATION
TELECONFERENCING, INC.


By:  /s/  Courtney Snyder                   By:  /s/  Glenn D. Bolduc
     ------------------------------              -------------------------------
Name:   Courtney Snyder                     Name:   Glenn D. Bolduc
Title:  President                           Title:  President

PRINCIPAL STOCKHOLDERS:                     KST ACQUISITION CORPORATION


/s/  Courtney Snyder                        By:  /s/  Glenn D. Bolduc
-----------------------------------              -------------------------------
Name:   Courtney Snyder                     Name:   Glenn D. Bolduc
                                            Title:  President

/s/  Paul Ballantine
-----------------------------------
Name:   Paul Ballantine

/s/  John Hassett
-----------------------------------
Name:   John Hassett

/s/  Dwight Grader
-----------------------------------
Name:   Dwight Grader

                                   EXHIBIT B
                                   ---------

                           SUPPLEMENTAL MERGER TERMS

1.   (a)  Names of the corporations proposing to merge:

          (i) Kendall Square Teleconferencing, Inc., a Massachusetts corporation (the "Company"); and

          (ii) KST Acquisition Corporation, a Delaware corporation (the "VIALOG Merger Subsidiary").

     (b)  Name of the surviving corporation:

          Kendall Square Teleconferencing, Inc., a Massachusetts corporation.

2. The purposes of the surviving corporation are the same as indicated in the Articles of Organization, as amended of the Company.

3. The total number of shares and the par value, if any, of each class of stock which the surviving corporation is authorized to issue: 15,000 shares of Common Stock, no par value.

4.   Only one class of stock is to be authorized at the Effective Time.

5. The terms and conditions of the merger are as set forth in the Agreement, as amended.

6. The manner of converting the shares of each of the constituent corporations into shares or securities of the surviving corporation, or the cash or other consideration to be paid or delivered in exchange for shares of each constituent corporation is as set forth in the Agreement, as amended.

7. The manner of fixing the effective date of the merger is as set forth in the Agreement, as amended.

8.   (a)  The street address of the surviving corporation in Massachusetts is:
One Kendall Square, Cambridge, Massachusetts  02139.

     (b) The name, residential address and post office address of each director and officer of the surviving corporation is:

                     NAME                    RESIDENTIAL ADDRESS       POST OFFICE ADDRESS
President:   Courtney P. Snyder     3 Lime Street, Marblehead, MA              Same
                                    01945
Treasurer:   Dwight Grader          84 Beacon Street, Marblehead, MA           Same
                                    01945
Clerk:       Courtney P. Snyder     3 Lime Street, Marblehead, MA              Same
                                    01945
Directors:   Glenn D. Bolduc        7 Springvale Drive, Hollis, NH             Same
                                    03049

     (c) The fiscal year end of the surviving corporation shall end on the last day of the month of December.

     (d)  The surviving corporation is not required to have a resident agent.

                                   EXHIBIT C
                                   ---------

                                October 9, 1997

VIA FACSIMILE
-------------
VIALOG Corporation
Suite 302
Ten New England Business Center
Andover, MA  01810

     Re:  Kendall Square Teleconferencing, Inc. (the "Company")
          -----------------------------------------------------

Gentlemen:

          Reference is made to that certain Amended and Restated Agreement and Plan of Reorganization By and Among VIALOG Corporation ("VIALOG"), the Company and others, dated as of September 30, 1997 (the "Agreement"), and executed prior to the date of this letter. It is agreed and understood by VIALOG and the Company that at closing, in addition to any other consideration paid at closing, VIALOG will pay to each of the shareholders of the Company as of the date of this letter (the "Shareholders") an amount of money equal to that Shareholder's percentage interest in the Company multiplied by the net taxable income of the Company (as estimated by the Company immediately prior to the closing) through the closing, multiplied by a percentage equal to the sum of the highest marginal federal tax rate plus the highest marginal state tax rate of any of the Company's shareholders, but only to the extent that the Company has not made the full distribution to its shareholders referred to in Section 3.4 of the Disclosure Schedule to the Agreement, as Section 3.4 may be updated from time to time prior to the closing. In the event that the estimate of the amount of taxable income of the Company through closing is less than the amount ultimately determined by the Company's account pursuant to Section 6.15 of the Agreement, then VIALOG shall make a further payment to the Shareholders in an amount equal to the difference between the amount previously paid per this letter based on estimated taxable income of the Company and the amount that would be due pursuant to this letter if the above calculation had been made using the Company's actual taxable income through the date of closing. VIALOG agrees to pay any additional amounts due within fifteen (15) days of receipt of the final calculation of the Company's taxable income through the closing. Please indicate your acceptance and agreement to this by signing below where indicated, and return it to the Company.

                                         Kendall Square Teleconferencing, Inc.


                                         By:  /s/ Courtney Snyder
                                              ---------------------------------
                                         Its:


ACCEPTED AND AGREED:
VIALOG Corporation


By:   /s/ Glenn D. Bolduc
      ---------------------------
Its:  President & CEO